UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
April 28, 2010

USANA HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Utah

(State or other jurisdiction of incorporation)

0-21116	87-0500306

(Commission File No.)	(IRS Employer Identification

Number)
3838 West Parkway Boulevard Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07           Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Shareholders on April 28, 2010, the following actions were submitted and approved by vote of the shareholders:

1.  Election of five directors; and

2.  Ratification of the Board’s selection of PricewaterhouseCoopers LLP as our independent registered public accountant for fiscal year 2010.

A total of 13,123,015 shares (approximately 86%) of the issued and outstanding shares of USANA were represented by proxy or in person at the meeting.  These shares were voted on the matters described above as follows:

1.  For the directors as follows:

Name	Number of Shares For	Number of Shares Withheld	Number of Shares Abstaining	Broker Non-Votes
Myron W. Wentz, PhD	11,964,444	81,128	-	1,077,443
Ronald S. Poelman	11,967,164	78,408	-	1,077,443
Robert Anciaux	11,967,294	78,278	-	1,077,443
Jerry G. McClain	11,973,493	72,079	-	1,077,443
Gilbert A. Fuller	10,858,306	1,187,266	-	1,077,443

2.  For the ratification of the Board’s selection of PricewaterhouseCoopers LLC as the independent registered public accountant for fiscal year 2010 as follows:

Number of Shares For	Number of Shares Withheld	Number of Shares Abstaining	Broker Non-Votes
13,115,067	6,098	1,850	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

		By:	/s/ Jeffrey A. Yates
Jeffrey A. Yates, Chief Financial Officer

Date:	May 4, 2010